Exhibit 10.1
EXECUTION COPY

GRANDE COMMUNICATIONS HOLDINGS, INC.

GRANDE COMMUNICATIONS NETWORKS, INC., as Guarantor

$25,000,000

14% Senior Notes due 2011

Purchase Agreement

July 6, 2007

GOLDMAN, SACHS & CO.

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

COMMUNICATIONS MEDIA ADVISORS, LLC

GRANDE COMMUNICATIONS HOLDINGS, INC.

$25,000,000

14% SENIOR NOTES DUE 2011

PURCHASE AGREEMENT

July 6, 2007
New York, New York

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.
c/o Highland Capital Management, L.P.
13455 Noel Road, Suite 800
Dallas, Texas 75240

COMMUNICATIONS MEDIA ADVISORS, LLC
383 Beacon Street
Boston, Massachusetts 02116

HIGHLAND CAPITAL MANAGEMENT, L.P.
13455 Noel Road, Suite 800
Dallas, Texas 75240

Ladies & Gentlemen:

Grande Communications Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to (a) Goldman, Sachs & Co. (“Goldman Sachs”), (b) Highland Crusader Offshore Partners, L.P. (the “Highland Purchaser” and, together with Goldman Sachs, the “Lead Purchasers”), and (c) Communications Media Advisors, LLC (“CMA” and, together with the Lead Purchasers, the “Purchasers”), $25,000,000 in aggregate principal amount at maturity (the “Purchased Notes”) of its 14% Senior Notes due 2011 (the “Notes”), subject to the terms and conditions set forth herein.

1.           The Transactions.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers the Purchased Notes.  The Purchased Notes will be issued pursuant to and have the terms and provisions that are described in the Indenture (the “Indenture”), dated as of March 23, 2004, by and among the Company, each of the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as the Indenture is to be amended by the Supplemental Indenture (as defined below). The Purchased Notes, together with the related Guarantees (as defined below), are sometimes referred to herein as the “Securities.”

The sale of the Purchased Notes to the Purchasers (the “Offering”) will be made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Act.

In connection with and as a condition to the Offering, the Company will seek to obtain the consent (the “Noteholder Consent”) of Holders of at least a majority in aggregate principal amount of Notes outstanding as of June 1, 2007, the record date established by the Company, to certain amendments to the Indenture as contained in Supplemental Indenture No. 1, substantially in the form attached hereto as Exhibit A (the “Supplemental Indenture”), to the Indenture.  Each of Goldman Sachs and Highland Capital Management, L.P. (“Highland”), on behalf of each entity controlled, directly or indirectly, by it, or by whom it is authorized to direct the vote of its Notes, agrees to vote or to enter into a consent, or to cause the record holder of the Notes beneficially owned by such Purchaser or entity, as the case may be, to vote or to enter into a consent, in favor of the Noteholder Consent approving the Supplemental Indenture.

The payment of principal of, premium, if any, and interest on the Purchased Notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally by (i) Grande Communications Networks, Inc., a Delaware corporation and the sole subsidiary of the Company (the “Subsidiary” or the “Guarantor”), and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture (as modified by the Supplemental Indenture), and respective successors and assigns of the subsidiaries of the Company referred to in (i) and (ii) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).  The Company and the Guarantors are herein collectively referred to as the “Issuers.”  This Agreement, the Notes, the Guarantees, the Indenture, the Supplemental Indenture and the Security Documents (as defined below) are hereinafter referred to collectively as the “Operative Documents.”  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture (as modified by the Supplemental Indenture).

The Purchased Notes will be secured by first-priority liens on the assets of the Company and the Subsidiary, including the equity interests of the Subsidiary owned by the Company, pursuant to the Security Documents. As used herein, the term “Security Documents” means:

(a)           the Pledge and Security Agreement, dated as of March 23, 2004, by and among the Company, the subsidiaries of the Company named therein and U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) (the “Security Agreement”); and

(b)           the PTO Security Agreements, dated as of March 23, 2004, by Grande Communications, Inc., the Guarantor, and Grande Communications ClearSource Inc., respectively.

2.           Representations and Warranties of the Company and the Guarantor.  The Company and the Guarantor, jointly and severally, represent and warrant to the Purchasers that:

(a)           All reports filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), comply in all material respects with the appropriate requirements for such reports under the Exchange Act.  Each Purchaser has a copy of (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 30, 2007 (the “2006 Form 10-K”) and (ii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007, filed with the SEC on May 11, 2007, and the Company’s Forms 8-Ks filed with the SEC from January 1, 2007 through the date of this Agreement (collectively, the “Subsequent Filings” and, together with the 2006 Form 10-K, the “Public Filings”).  The Public Filings (taken as a whole) as of the date hereof do not, and, as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.  The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(b)           Subsequent to the respective dates as of which information is given in the Public Filings, except as disclosed in the Public Filings, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or the Subsidiary from that set forth in the Public Filings, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiary, individually or taken as a whole; (ii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Operative Documents.  Since March 31, 2007, except as contemplated by this Agreement, neither the Company nor the Subsidiary has incurred or undertaken any liability or obligation, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transaction, including any acquisition or disposition of any business or asset, which is material to the Company and the Subsidiary, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Public Filings.

(c)           Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.  Each of the Company and the Subsidiary has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Public Filings, and to own, lease and operate its respective properties.  Each of the Company and the Subsidiary is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business requires such qualification, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (A) the properties, business, results of operations, condition (financial or otherwise), stockholders’ equity, properties or prospects of the Company and the Subsidiary, individually or taken as a whole; (B) the long-term debt or capital stock of the Company or the Subsidiary; (C) the issuance or marketability of the Purchased Notes or (D) the validity of this Agreement or any other Operative Document (any such effect being a “Material Adverse Effect”).

(d)           The Subsidiary is the only wholly owned subsidiary of the Company within the meaning of Rule 405 under the Act and comprises the only subsidiary of the Company.  Except for the Subsidiary, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.  All of the issued shares of capital stock of or other ownership interests in the Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and, after giving effect to the Offering and the Use of Proceeds (as defined in Section 5(b) of this Agreement), are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”), except for Liens imposed by the Security Documents and any such security interest, claim, lien, limitation on voting rights or encumbrance imposed by federal and state securities laws.

(e)           Except as disclosed in the Public Filings, neither the Company nor the Subsidiary has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in, the Company or the Subsidiary (any “Relevant Security”).  The authorized, issued and outstanding capital stock of the Company is as set forth in the balance sheet included in the consolidated financial statements included in the Public Filings.  Except as disclosed in the Public Filings or pursuant to stock option plans which are disclosed in the 2006 Form 10-K, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of its subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of its subsidiaries to issue, or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of, or other ownership or equity interests in, the Company or any of its subsidiaries.

(f)           Assuming the Noteholder Consent is obtained, each of the Company and the Guarantor has the required corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Purchased Notes and to issue and deliver the related Guarantees as provided herein and therein.

(g)           The Purchased Notes have been duly and validly authorized by the Company for issuance and sale to the Purchasers pursuant to this Agreement and, subject to obtaining the Noteholder Consent, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture (as modified by the Supplemental Indenture) and when delivered to and paid for by the Purchasers in accordance with the terms hereof and thereof, will have been duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture (as modified by the Supplemental Indenture) and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) ((i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”).  At the Closing Date, the Purchased Notes will be in the form contemplated by the Indenture (as modified by the Supplemental Indenture).

(h)           The Guarantee of the Purchased Notes has been duly and validly authorized by the Guarantor for issuance to the Purchasers pursuant to this Agreement and, subject to obtaining the Noteholder Consent, when executed by the Guarantor in accordance with the provisions of the Indenture (as modified by the Supplemental Indenture) and when delivered to the Purchasers in accordance with the terms hereof and thereof, and when the Purchased Notes have been issued and authenticated in accordance with the provisions of the Indenture (as modified by the Supplemental Indenture) and delivered to and paid for by the Purchasers in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of the Guarantor, enforceable against it in accordance with its terms and entitled to the benefits of the Indenture (as modified by the Supplemental Indenture), except that the enforcement thereof may be limited by the Enforceability Exceptions.

(i)           The Indenture has been duly and validly authorized by the Company and the Guarantor and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture so qualified, and (assuming due authorization by the Trustee), constitutes a valid and legally binding agreement of the Company and the Guarantor, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.  The Supplemental Indenture has been duly and validly authorized by the Company and the Guarantor and meets the requirements for supplemental indentures under the Indenture and, assuming the Noteholder Consent has been obtained and due authorization by the Trustee, constitutes a valid and legally binding agreement of the Company and the Guarantor, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.  The Security Documents have been duly and validly authorized by the Company and the Guarantor and will create, upon the issuance of the Purchased Notes at the Closing, valid and enforceable security interests in favor of the Collateral Agent in all Collateral which security interests will secure the repayment of the Purchased Notes and the other obligations purported to be secured thereby (including the $168 million of Notes issued by the Company pursuant to the Indenture in 2004 and 2006) and will constitute the valid and legally binding obligations of the Company and the Guarantor, enforceable against each of them in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions.  As of the Closing Date, after giving effect to the Offering and the Use of Proceeds, the Note Liens will be subject in terms of priority only to the Permitted Liens that are prior to the Note Liens by operation of law.

(j)           None of the Company or the Guarantor or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act) or representatives directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Act) which is or could be integrated with the sale of the Purchased Notes in a manner that would require the registration under the Act of the Purchased Notes.

(k)           This Agreement has been, and as of the Closing, the Supplemental Indenture will have been, duly and validly authorized, executed and delivered by the Company and the Guarantor.

(l)           Neither the Company nor the Subsidiary is (i) prior to giving effect to the execution, delivery and performance by the Company and the Guarantor of this Agreement, and, assuming the accuracy of the representations made by the Purchasers in Section 3(d) of this Agreement, after giving effect to the execution, delivery and performance by the Company and the Guarantor of this Agreement, in violation of its certificate or articles of incorporation, bylaws, or other organizational documents, (ii) after giving effect to the Offering in accordance with the terms of this Agreement (assuming that the Noteholder Consent has been obtained) and the Use of Proceeds, in default under, and no event has occurred which, with notice or lapse of time or both or otherwise, would constitute a default under, or result in the creation or imposition of any Lien upon, any of its property or assets pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, other than the Note Liens, or (iii) in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees), foreign or domestic, except (in the case of clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(m)           None of (i) the execution, delivery, and performance by the Company and the Guarantor of this Agreement and the other Operative Documents to which each of them, respectively, is a party, and consummation of the transactions contemplated by the Operative Documents to which each of them, respectively, is a party or (ii) the issuance and sale of the Purchased Notes and the issuance of the Guarantee, in the case of either of (i) or (ii), after giving effect to the Offering in accordance with the terms of this Agreement (assuming that the Noteholder Consent has been obtained) and the Use of Proceeds, violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien upon any properties or assets of the Company or the Subsidiary other than the Note Liens, or an acceleration of any indebtedness of the Company or the Subsidiary pursuant to (1) any provision of the certificate of incorporation, articles of incorporation, charter, bylaws, certificate of formation, or other organizational document of the Company or the Subsidiary (assuming the accuracy of the representations made by the Purchasers in Section 3(d) of this Agreement), (2) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties, operations or assets is or may be bound, (3) or any statute, law, ordinance, rule or regulation applicable to the Company or the Subsidiary or any of their properties or assets, or (4) any directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (2), (3) and (4) above) as could not reasonably be expected to have a Material Adverse Effect.

(n)           Each of the Company and the Subsidiary has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies, bodies or administrative agencies, and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Public Filings, except as could not reasonably be expected to have a Material Adverse Effect, and each such Consent is valid and in full force and effect, and neither the Company nor the Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or the Subsidiary, could reasonably be expected to result in, the revocation of, suspension or imposition of a materially burdensome restriction on, any Consent.  Except to the extent disclosed in the Public Filings, which the Company and the Guarantor do not reasonably expect to cause a Material Adverse Effect, each of the Company and the Subsidiary is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic.  No Consent contains a materially burdensome restriction not disclosed in the Public Filings.

(o)           The Company has all licenses, permits, certificates, registrations and authorizations issued by state public utility commissions (each, a “PUC”) and the Federal Communications Commission (“FCC”) (collectively, the “FCC and PUC Licenses”) that are necessary or required for the Company to carry on its business as disclosed in the Public Filings, except as could not reasonably be expected to cause a Material Adverse Effect.  The Company has all FCC and PUC Licenses, consents, approvals and orders required under all federal and state telecommunications laws, including, without limitation, the Communications Act of 1934, as amended, and FCC rules and regulations (collectively, the “Telecom Laws”) that are necessary for the Company to carry on its existing business as described in the Public Filings, except as could not reasonably be expected to cause a Material Adverse Effect.  All of the FCC and PUC Licenses have been issued through the means of regular administrative procedures applied in conformity with the Telecom Laws and there is no legal basis under the Telecom Laws to conclude that the Company cannot hold one or more of the FCC and PUC Licenses as a matter of law.  Further, (i) the FCC and PUC Licenses are in full force and effect without conditions that would have a material adverse effect on the Company’s operations except for such conditions imposed generally by the FCC or a PUC upon such licenses or conditions stated on the face of the FCC and PUC Licenses, (ii) all express conditions in the FCC and PUC Licenses have been satisfied where the failure to satisfy such conditions would have a material adverse effect on the Company’s operations as described in the Public Filings, and (iii) the Company has not received any notification that any revocation or limitation of any of the FCC and PUC Licenses is threatened or pending that would have a material adverse effect on the Company’s operations as described in the Public Filings.

(p)           Except to the extent disclosed in the Public Filings, which the Company and the Guarantor do not reasonably expect to cause a Material Adverse Effect, no Consent of, with or from an judicial, regulatory or other legal or federal or state governmental agency (including, without limitation, the FCC or PUC) or body or any third party, foreign or domestic, is required for (i) the execution, delivery and performance by each of the Company and the Guarantor of this Agreement or consummation of the Offering and the other transactions contemplated by the Operative Documents to which each of them, respectively, is a party or (ii) the issuance, sale and delivery of the Purchased Notes and the issuance of the Guarantees, except such Consents as have been or will be obtained and made on or prior to the Closing Date.

(q)           Except to the extent disclosed in the Public Filings, which the Company and the Guarantor do not reasonably expect to cause a Material Adverse Effect, and assuming the Noteholder Consent has been obtained, neither the execution, delivery and performance of the Purchase Agreement by the Company nor the issuance of the Securities will conflict with, violate or require any authorization, approval, or consent under the Telecom Laws or result in a breach or violation of any of the terms or provision of, or constitute a default under, or cause any forfeiture or impairment of, any of the FCC and PUC Licenses.  The Company has filed with the FCC and the PUC all applications, statements, reports, tariffs, information, forms, or any other document required under the Telecom Laws, except where the failure to so file would not have a material adverse effect on the Company’s ability to provide its services as described in the Public Filings and such filings or submissions were made in compliance with applicable laws or regulations when filed or submitted and no deficiencies have been asserted by the FCC or the PUC with respect to such filings or submissions, except where the deficiency is of such a nature that failure to cure any such deficiency would not have a material adverse effect on the Company’s ability to provide its services as described in the Public Filings.  The information contained in such filings or submissions was, in all material respects, accurate, complete and up-to-date at the time the filings or submissions were made.  There is (a) no unsatisfied adverse FCC or PUC order, decree or ruling outstanding against the Company; and (b) no proceeding, formal or informal complaint or investigation before the FCC or the PUC (including any pending judicial review of such an action by the FCC or the PUC) against the Company or any of the FCC and PUC Licenses or based on any violation or alleged violation by the Company of the Telecom Laws except for proceedings affecting the telecommunications industry generally to which the Company is not a specific party; (c) the Company is not a party to any complaint, action, or other proceeding at the FCC or the PUC; and (d) except to the extent disclosed in the Public Filings, which the Company and the Guarantor do not reasonably expect to cause a Material Adverse Effect, there is no threatened proceeding, formal or informal complaint or investigation by the FCC or the PUC or any third party relating to any alleged violation of the Telecom Laws.

(r)           Except as disclosed in the Public Filings, there is (i) no judicial, regulatory, arbitral or other legal or governmental action, suit, investigation or proceeding or other litigation or arbitration before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending to which the Company or the Subsidiary is or may be a party or of which the business, property, operations or assets of the Company or the Subsidiary is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or the Subsidiary is or may be subject or to which the business, property, operations or assets of the Company or the Subsidiary is or may be subject, that, individually or in the aggregate, if determined adversely to the Company or the Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the best of the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or the Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(s)           There exists as of the date hereof, and there will exist as of the Closing after giving effect to the transactions contemplated by each of the Operative Documents (assuming the Noteholder Consent has been obtained), no event or condition that would constitute a default or an event of default (in each case as defined in each of the Operative Documents) under any of the Operative Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Offering and the other transactions contemplated by the Operative Documents.

(t)           Except as disclosed in the Public Filings, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency, body or authority or administrative agency (including, without limitation, the FCC) that prevents the issuance of the Purchased Notes or the Guarantees; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Purchased Notes or the Guarantees or prevents or suspends the sale of the Purchased Notes or the Guarantees in any jurisdiction referred to in Section 2(c) hereof; and there have been no requests of any securities authority or agency of any jurisdiction for additional information.

(u)           There is (i) no significant unfair labor practice complaint pending against the Company or the Subsidiary nor, to the best knowledge of the Company and the Guarantor, threatened against either of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and the Guarantor, threatened against any of them, (ii) no significant strike, labor dispute, slowdown, or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and the Guarantor, threatened against any of them, (iii) no labor disturbance by the employees of the Company or the Subsidiary or, to the best knowledge of the Company and the Guarantor, no such disturbance is imminent and neither the Company nor the Guarantor is aware of any existing or imminent labor disturbances by the employees of any of its respective, or the Subsidiary’s, principal suppliers, manufacturers, customers or contractors that, in any such case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect, and (iv) no union representation question existing (to the best knowledge of the Company and the Guarantor) with respect to the employees of the Company or the Subsidiary.  To the best knowledge of the Company and the Guarantor, no collective bargaining organizing activities are taking place with respect to the Company or the Subsidiary.  None of the Company or any of its subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (ii) any applicable wage or hour laws, except those violations that could not reasonably be expected to have a Material Adverse Effect.

(v)           No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the rules, regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or the Subsidiary would have any liability; each employee benefit plan for which the Company or the Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.  The execution and delivery of this Agreement, the other Operative Documents and the sale of the Purchased Notes to be purchased by the Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.  The representation made by the Company and the Guarantor in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made by the Purchasers herein.

(w)           There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its current or former subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or the Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Law”), except as could not reasonably be expected to have a Material Adverse Effect.  There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or the Subsidiary has knowledge, except as could not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor the Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action.  There is no pending or, to the best knowledge of the Company and the Guarantor, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary.

(x)           There is no alleged liability, or to the best knowledge of the Company and the Guarantor, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or the Subsidiary arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by the Company or the Subsidiary, as the case may be, or (ii) any violation or alleged violation of any Environmental Law, other than as disclosed in the Public Filings, except as could not reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

(y)           The Company and the Subsidiary own or lease all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Public Filings, except as could not reasonably be expected to have a Material Adverse Effect.  The Company and the Subsidiary have (i) good and marketable title in fee simple to all of real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except for Permitted Liens and except such as are described in the Public Filings or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiary); (ii) peaceful and undisturbed possession of any real property and buildings held under lease or sublease by the Company and the Subsidiary and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder, (including, to the best knowledge of the Company and the Guarantor, defaults by the landlord) with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiary; (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (including without limitation under applicable Environmental Laws) (each, an “Authorization”) necessary to engage in the business conducted by any of them in the manner described in the Public Filings, except where the failure to have such an Authorization could not reasonably be expected to cause a Material Adverse Effect; and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization.  All such Authorizations are valid and in full force and effect and the Company and the Subsidiary are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto.  Neither the Company nor the Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiary.

(z)           The Company and the Subsidiary (i) own or possess adequate right to use all patents, patent applications, patent rights, licenses, formulae, customer lists, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks, trade names, trademark registrations, service mark registrations, computer programs, technical data and information, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of their respective businesses as presently being conducted and as described in the Public Filings and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others.  To the best knowledge of the Company and the Guarantor, all material technical information developed by and belonging to the Company or the Subsidiary which has not been patented has been kept confidential.  Neither the Company nor the Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company and the Subsidiary or those products and services described in the Public Filings.  There is no infringement by third parties of any Intellectual Property of the Company or the Subsidiary; there is no material pending or, to the knowledge of the Company and the Guarantor, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiary’s rights in or to any Intellectual Property, and the Company and the Guarantor are unaware of any facts which would form a reasonable basis for any such claim; and there is no material pending or, to the knowledge of the Company and the Guarantor, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Guarantor are unaware of any other fact which would form a reasonable basis for any such claim.

(aa)           Each of the Company and the Subsidiary has accurately prepared and timely filed, taking into account any valid extensions of due dates, all tax returns required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes that the Company or the Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiency assessment with respect to a proposed adjustment of the Company’s or the Subsidiary’s federal, state, local or foreign taxes is pending or, to the best knowledge of the Company and the Guarantor, threatened.  There are no material proposed additional tax assessments against the Company or the Subsidiary, or the assets or property of the Company or the Subsidiary.  The accruals and reserves on the books and records of the Company and the Subsidiary in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the most recent year-end, the Company and the Subsidiary have not incurred any liability for taxes other than in the ordinary course of its business.  There is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or the Subsidiary, except for Permitted Liens.

(bb)           The Company and the Subsidiary maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)           The Company is in compliance with provisions of the Sarbanes-Oxley Act of 2002 (the “SOX Act”) that currently are applicable to it and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the SOX Act upon such provisions becoming applicable to the Company.

(dd)           Since the end of the most recent fiscal year, the Company’s auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation  of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ee)           Since the end of the most recent fiscal year, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff)           The Company’s board of directors, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with their legal advisers and independent accountants with regard to such disclosure.

(gg)           The Company and the Subsidiary maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.  There are no material claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor the Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(hh)           As of the Closing Date, after giving effect to the Offering and the Use of Proceeds, the Company and the Subsidiary will own the Collateral free and clear of all Liens except for Permitted Liens.  As of the Closing Date, the representations and warranties contained in the Security Documents will be true and correct in all material respects.  As of the Closing Date, the Note Liens will have been duly attached as to all Collateral and the Company and the Guarantor will have delivered to the Collateral Agent all Security Documents necessary to perfect such Note Liens.

(ii)           Except as disclosed in the Public Filings, no relationship, direct or indirect, exists between or among the Company, the Subsidiary or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, the Subsidiary or any affiliate of the Company, on the other hand, which would be required by the Act to be described in a registration statement on Form S-1 filed with the Commission relating to the offering of securities similar to the Purchased Notes.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.  The Company has not, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company that would violate the SOX Act if the Company were subject to the provisions of the SOX Act prohibiting such actions.

(jj)           The Company and the Subsidiary are not now and, after giving effect to the sale of the Purchased Notes as contemplated hereunder and application of the net proceeds of such sale in accordance with the Use of Proceeds, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk)           Except as described in the Public Filings, no holder of any Relevant Security has any rights to require registration of any Relevant Security by reason of the execution by the Company or the Guarantor of this Agreement or any other Offering Document to which it is a party or the consummation by the Company or the Guarantor of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Operative Documents, and at the Closing, any such rights so disclosed will have been effectively waived by the holders thereof, and any such waivers will remain in full force and effect.

(ll)            The financial statements and as adjusted data, including the notes thereto, included in the 2006 Form 10-K present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries for which financial statements are included in the 2006 Form 10-K; except as otherwise stated in the 2006 Form 10-K, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The other financial and statistical information included in the 2006 Form 10-K and derived from the historical financial statements, presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the historical financial statements that are included in the 2006 Form 10-K and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company and the Subsidiary.

(mm)   Ernst & Young LLP, who has certified the financial statements and information included or to be included as part of the 2006 Form 10-K, is an independent public accounting firm as required by the Act and the Exchange Act.

(nn)            The statistical, industry-related and market-related data included in the 2006 Form 10-K, if any, are based on or derived from sources which the Company and the Guarantor reasonably and in good faith believe to be reliable and accurate, and such data agree with the sources from which they are derived.

(oo)           None of the execution, delivery and performance of this Agreement, the issuance and sale of the Purchased Notes, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth herein, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date (the “Regulations”) and none of the Company, the Subsidiary or the Guarantor nor any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Purchased Notes and the Guarantees to violate the Regulations.

(pp)           Neither the Company nor the Guarantor is, nor will either of them be, after giving effect to the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on their respective businesses as proposed to be conducted; (ii) unable to pay their debts (contingent or otherwise) as they mature; or (iii) insolvent.  The fair value and present fair saleable value of the assets of the Company and the Guarantor exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured.  The assets of the Company and the Guarantor do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Immediately after the consummation of the Offering, (i) the fair value and present fair saleable value of the assets of the Company and the Guarantor will exceed the sum of their stated liabilities and identified contingent liabilities as they become absolute and matured, and (ii) the assets of the Company and the Guarantor will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company and the Guarantor, taking into account the projected capital requirements and capital availability.

(qq)           Except pursuant to this Agreement, there are no contracts, agreements or understandings to which the Company or the Subsidiary is a party that would give rise to a valid claim against the Company, the Subsidiary or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Purchased Notes and the Guarantees.

(rr)           Except as described in the Public Filings, neither the Company nor the Subsidiary is in default under any of the Operative Documents or any of the contracts described in the Public Filings, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(ss)           Neither the Company, the Subsidiary nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(tt)           Except as disclosed in the Public Filings and as contemplated by this Agreement, there are no outstanding guarantees or other contingent obligations of the Company or the Subsidiary that could reasonably be expected to have a Material Adverse Effect.

Each certificate signed by or on behalf of the Company or the Guarantor and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantor, as the case may be, to the Purchasers as to the matters covered thereby.

Each of the Company and the Guarantor acknowledge that the Purchasers and, for purposes of the opinion to be delivered to the Purchasers pursuant to Section 9 hereof, counsel for the Company and the Guarantor, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

3.           Representations and Warranties of the Purchasers. Each Purchaser (and (i) for purposes of paragraph (e) below only, Goldman Sachs, (ii) for purposes of paragraph (f) below only, Highland, and (iii) for purposes of paragraph (g) below only, CMA, with respect to which paragraphs no other party hereto makes any representation or warranty) represents, warrants and covenants to the Company and the Guarantor and agrees that:

(a)           Such Purchaser is an “accredited investor” (within the meaning of Rule 501 of Regulation D), with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Purchased Notes.

(b)           Such Purchaser has been advised that the Securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Such Purchaser is aware that Company is under no obligation to effect any such registration with respect to the Securities or to file for any exemption from registration.  Such Purchaser has not been formed solely for the purpose of investing in the Securities.  Such Purchaser is acquiring the Securities for its own account, and such Purchaser does not intend to resell or distribute the Securities in contravention of the Securities Act or any other applicable securities laws.  Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

(c)           Such Purchaser has not engaged, and will not engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(d)           Such Purchaser does not own, directly or indirectly, five percent or more of the outstanding capital stock of the Company, assuming conversion of all options, warrants and other convertible securities of the Company.

(e)           Goldman Sachs is the beneficial owner of, and, either directly or upon the issuance of an omnibus proxy from the Depositary, has or will have the power to direct the vote of (directly or by direction to a direct or indirect participant of the Depositary), Notes in the aggregate principal amount and in the manner (i.e., directly as a Holder or through the Depositary) set forth on Schedule 1 to this Agreement opposite such Purchaser’s name.

(f)           Highland, either directly or upon the issuance of an omnibus proxy from the Depositary, has or will have the power to direct the vote of (directly or by direction to a direct or indirect participant of the Depositary), Notes in the aggregate principal amount and in the manner (i.e., directly as a Holder or through the Depositary) set forth on Schedule 1 to this Agreement opposite Highland’s name.

(g)           The representations and warranties made by CMA in the Accredited Investor Questionnaire delivered by CMA to the Company on the date hereof are correct and complete.

Such Purchaser (and for purposes of paragraph (f), Highland) acknowledges that the Company and the Guarantor and, for purposes of the opinion to be delivered to the Purchasers pursuant to Section 9 hereof, counsel for the Company and the Guarantor, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

4.           Purchase, Sale and Delivery.

(a)           On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Purchasers, and each Purchaser, severally and not jointly, agrees to purchase from the Company, the respective aggregate principal amount of the Notes set forth next to the name of such Purchaser on the signature page hereto.  The purchase price for the Notes will be $1,040 per $1,000 in principal amount of Notes.

(b)           On the Closing Date, the Company shall deliver to each Purchaser, registered in the name of such Purchaser, a number of Notes in definitive form (the “Definitive Notes”) in an aggregate principal amount equal to the aggregate principal amount of Notes being purchased by such Purchaser pursuant to Section 4(a), against payment of the purchase price therefor by such Purchaser by wire transfer of same-day funds to the account of the Company, previously designated by it in writing; provided that the Company shall give at least two business days’ prior written notice to the Purchasers of the information required to effect such wire transfer.  Such delivery of and payment for the Notes shall be made at the offices of Jackson Walker L.L.P., Austin, Texas or such other location or in such other manner as may be mutually acceptable.  Such delivery and payment shall be made at 11:00 a.m., CST time, on the first business day after the conditions set forth in Sections 9 and 10 of this Agreement shall have been satisfied or waived (other than the conditions which are to be satisfied on the Closing Date) or at such other time or in such other manner as shall be agreed upon by the Purchasers and the Company.  The time and date of such delivery and payment are herein called the “Closing Date.”  The Definitive Notes shall be made available to the Purchasers for inspection not later than 11:00 a.m., CST time, on the business day immediately preceding the Closing Date.

5.           Agreements of the Company and the Guarantor.  Each of the Company and the Guarantor covenants and agrees with each Purchaser that:

(a)           If this Agreement shall terminate or shall be terminated after execution because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse such Purchaser for all reasonable out-of-pocket expenses (including fees and expenses of counsel for such Purchaser) incurred by such Purchaser in connection herewith.

(b)           The Company shall apply the net proceeds from the sale of the Purchased Notes for capital expenditures and working capital (the “Use of Proceeds”).

(c)           The Company and the Guarantor shall not voluntarily claim, and shall actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

(d)           The Company and the Guarantor shall use all reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement prior to or after the Closing Date and to satisfy all conditions precedent to the delivery of the Purchased Notes.

(e)           None of the Company, the Guarantor or any of their respective “affiliates” (as defined in Rule 144 under the Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Purchased Notes in a manner that would require the registration under the Act of the sale to the Purchasers of the Purchased Notes.

(f)           During the period of five years from the Closing Date (or until such time as the Purchased Notes are redeemed, if earlier), the Company and the Guarantor shall deliver without charge to each Purchaser (i) promptly after their becoming available, copies of each report and other communication (financial or otherwise) of the Company mailed to the Trustee of the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company or the Guarantor may be listed (including without limitation, press releases) other than materials filed with the Commission and (ii) from time to time such other information concerning the Company and the Subsidiary as either Lead Purchaser may reasonably request.

(g)           The Company and the Guarantor shall not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Purchased Notes, or take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.  Except as permitted by the Act, neither the Company nor the Guarantor will distribute any (i) preliminary offering memorandum, (ii) offering memorandum, or (iii) other offering material in connection with the offering and sale of the Purchased Notes.

(h)           For so long as the Purchased Notes constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Act, the Company and the Guarantor shall not, and shall not permit the Subsidiary to, solicit any offer to buy or offer to sell the Purchased Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(i)           During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Lead Purchasers, the Company and the Guarantor shall not, and shall not permit any of their respective “affiliates” (as defined in Rule 144 under the Act) that are controlled by the Company to, resell any of the Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(j)           So long as any of the Securities are outstanding and the Company or any of its subsidiaries are subject to the provisions of the SOX Act, the Company and its Restricted Subsidiaries shall use all their respective reasonable best efforts to remain in compliance with provisions of the SOX Act that are applicable to each of them.

(k)           Except as may be required by applicable law or the Indenture (as modified by the Supplemental Indenture), neither the Company nor the Guarantor shall publish a press release or other public announcement concerning the closing of the Offering without the consent of the Lead Purchasers, which consent shall not be unreasonably withheld; provided that the foregoing shall apply only with respect to such portions of such press release or announcement concerning the Offering.

6.           Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated (pursuant to Section 15 or otherwise), the Company and the Guarantor agree to pay all the following costs and expenses and all other costs, expenses, fees and taxes incident to the performance by the Company and the Guarantor of their obligations hereunder:  (i) the negotiation, preparation, printing, typing, filing, reproduction, execution and delivery of this Agreement and of the other Operative Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the issuance, transfer, delivery, printing and authentication of the Purchased Notes and the Guarantees endorsed thereon to the Purchasers, including any stamp taxes in connection with the issuance and sale of the Purchased Notes and Trustee’s fees; (iii) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel (including local and special counsel, if any) and accountants; (iv) the fees and expenses of the Trustee and its counsel; (v) all expenses incurred in connection with the performance by the Company and the Guarantor of their other obligations under this Agreement and the other Operative Documents; and (vi) up to a total of $50,000 of the Lead Purchasers’ expenses incurred in connection with the Offering and the preparation of this Agreement, including, without limitation, fees, disbursements and other charges of counsel and examiners, search fees, due diligence expenses, transportation expenses, and appraisal, environmental, audit and consultant costs and expenses.  The Lead Purchasers have agreed that $25,000 shall be allocated for the payment of consultant costs and expenses and that the remaining $25,000 shall be allocated $10,000 for the Highland Purchaser and $15,000 for Goldman Sachs.

7.           Indemnification.

(a)           The Company and the Guarantor, jointly and severally, shall indemnify and hold harmless (i) each Purchaser, (ii) each person, if any, who controls such Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of each of such Purchasers or any of such controlling persons, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Public Filings, or (ii) the omission or alleged omission to state in the Public Filings, a material fact necessary to make the statements therein not misleading.  This indemnity agreement will be in addition to any liability that the Company and the Guarantor may otherwise have, including under this Agreement.

(b)           Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise of judgment.

8.           Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantor shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Purchasers, on the other hand, from the Offering of the Purchased Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party’s not having received notice as provided in Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantor, on the one hand, and the Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor, on the one hand, and the Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the Offering of the Purchased Notes (net of discounts but before deducting expenses) received by the Company and the Guarantor bear to (ii) the discounts received by the Purchasers.  The relative fault of the Company and the Guarantor, on the one hand, and of the Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantor or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Guarantor and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8, (i) in no case shall a Purchaser be required to contribute any amount in excess of the amount by which the discounts applicable to the Purchased Notes purchased by such Purchaser pursuant to this Agreement exceeds the amount of damages that such Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, (A) each person, if any, who controls a Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the officers, directors, partners, employees, representatives and agents of the Purchasers or any controlling person shall have the same rights to contribution as the Purchasers, and (1) each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (2) the respective officers, directors, partners, employees, representatives and agents of the Company and the Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to clauses (i) and (ii) of this Section 9.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.  No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld.

9.           Conditions of Purchasers’ Obligations.  The obligations of each Purchaser to purchase and pay for the Purchased Notes, as provided herein, are subject to the satisfaction of the following conditions unless waived in writing by such Purchaser:

(a)           All of the representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively.  The Company and the Guarantor shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied hereunder at or prior to the Closing Date.

(b)           None of the issuance and sale of the Purchased Notes pursuant to this Agreement or any of the transactions contemplated by any of the other Operative Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against the Company, the Guarantor, or against such Purchaser relating to the issuance of the Purchased Notes or any of such Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement or the other Operative Documents.  No action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Guarantor, threatened against, the Company or the Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

(c)           Subsequent to the date of this Agreement, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects, results of operations, capital stock, or long-term debt, or a material increase in the short-term debt, of the Company or the Subsidiary, not contemplated by the Public Filings that is, in the judgment of either Lead Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Purchased Notes on the terms and in the manner contemplated by the Operative Documents, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or the Subsidiary on any class of its capital stock, and (iii) except as contemplated by this Agreement, none of the Company or the Subsidiary shall have incurred any liability or obligation, direct or contingent, that is material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that is required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and is not disclosed on the latest balance sheet or notes thereto included in the Public Filings.

(d)           At the Closing Date and after giving effect to the consummation of the transactions contemplated by the Operative Documents, there exists no Default or Event of Default.

(e)           The Lead Purchasers shall have received certificates, dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company and the Guarantor (in their respective capacities as such), in form and substance reasonably satisfactory to the Lead Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), and (d) of this Section 9 and that, as of the Closing Date, the obligations of the Company and the Guarantor, as the case may be, to be performed hereunder on or prior thereto have been duly performed and subsequent to the date as of which information is given in the Public Filings, there has not been any Material Adverse Effect, or any development involving a prospective material adverse change to the Company, except in each case as described in the Public Filings.

(f)           The Lead Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Purchasers and Proskauer Rose LLP, of counsel for the Purchasers, of Jackson Walker L.L.P., counsel for the Company and the Guarantor, to the effect set forth in Exhibit B hereto.

(g)           The Company and the Guarantor shall have furnished or caused to be furnished to the Purchasers such further information, certificates and documents as either Lead Purchaser may have reasonably requested.

(h)           The Purchased Notes and the Guarantees thereof shall have been duly executed and delivered by the Company and the Guarantor, and the Purchased Notes shall have been duly authenticated by the Trustee.

(i)           On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall there have been any announcement of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible downgrading, or with negative implications, or direction not determined of, any rating of the Company or the Guarantor or any securities of the Company or the Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, and (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or the Guarantor or any securities of the Company or the Guarantor by any such rating organization.

(j)           Each of the Operative Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Lead Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(k)           All opinions, certificates, letters, schedules, documents or instruments required by this Section 9 to be delivered by the Company and the Guarantor will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Lead Purchasers and counsel to the Lead Purchasers.  The Company and the Guarantor shall furnish the Lead Purchasers with such additional copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as either Lead Purchaser shall reasonably request.

10.           Condition of the Company’s and the Guarantor’s Obligations.  The obligation of the Company and the Guarantor to sell and issue the Purchased Notes, as provided herein, are subject to the satisfaction of the following condition unless waived in writing by the Company:

(a)           All of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively.

(b)           The Noteholder Consent shall have been obtained and the Trustee shall have duly executed and delivered the Supplemental Indenture.

11.           Offering of Securities; Restrictions on Transfer.  Each Purchaser agrees with the Company and the Guarantor that it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

12.           Survival of Representations and Agreements.  The respective representations, warranties, covenants, agreements, indemnities and other statements of the Company and the Guarantor, their respective officers and the Purchasers set forth in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company, the Guarantor, any of their respective officers or directors, the Purchasers or any controlling person referred to in Sections 7 and 8 hereof, and (ii) delivery of and payment for the Purchased Notes to and by the Purchasers, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Guarantor, the Purchasers and the indemnified parties referred to in Section 7 hereof.  The respective representations, agreements, covenants, and other statements set forth in Sections 6, 7, 8, 11 and 12 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.

13.           Effective Date of Agreement; Termination.

(a)           This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b)           This Agreement may be terminated in the sole discretion of either Lead Purchaser by notice to the Company from such Lead Purchaser, without liability on the Purchasers’ part to the Company or the Guarantor in the event that the Company or the Guarantor have failed, refused or been unable to perform or satisfy all conditions on their respective parts to be performed or satisfied hereunder on or prior to the Closing Date, any other condition to the obligations of the Purchasers hereunder as provided in Section 9 is not fulfilled when and as required, or if (i) in the reasonable judgment of such Lead Purchaser, any material adverse change shall have occurred since the respective dates as of which information is given in the Public Filings in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, taken as a whole, other than as set forth in the Public Filings, that, in the judgment of such Lead Purchaser, makes it inadvisable or impracticable to proceed with the Offering or the sale and delivery of the Notes on the terms and in the manner contemplated by the Operative Documents; or (ii) there shall not have been any disruption, adverse change or condition in the financial, lending or capital markets generally, or in the market for high yield debt in particular.

The right of the Lead Purchasers to terminate this Agreement will not be waived or otherwise relinquished by its failure to give notice of termination prior to the time that the event giving rise to the right to terminate shall have ceased to exist, provided that notice is given prior to the Closing Date.

(c)           Any notice of termination pursuant to this Section 13 shall be by telephone or facsimile and, in either case, confirmed promptly in writing by letter.

(d)           If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Purchased Notes provided for herein is not consummated because any condition to the obligations of the Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof, the Company and the Guarantor shall, subject to demand by either Lead Purchaser, reimburse the Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of the Purchasers’ counsel), incurred by the Purchasers in connection herewith.

14.           Notices.  All communications hereunder shall be in writing and, if sent to the Purchasers, shall be hand-delivered, mailed by first-class mail, couriered by next-day air courier or faxed and confirmed in writing to the Purchasers at the addresses set forth opposite their respective names on the signature page hereto, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York,  10036, Attention Ian Blumenstein, telecopy number: (212) 969-2900 and to Haynes and Boone LLP, 1221 McKinney Street, Suite 2100, Houston, Texas 77010, Attention: Debra Gatison Hatter, telecopy number: (713) 236-5437.  If sent to the Company and the Guarantor, shall be mailed, delivered, couriered or faxed and confirmed in writing to Grande Communications Holdings, Inc., 401 Carlson Circle, San Marcos, Texas 78666, Attention: Chief Financial Officer, telecopy number: (512) 878-4010, and with a copy to Jackson Walker L.L.P., 100 Congress Avenue, Suite 1100, Austin, Texas 78701, Attention: Ann Benolken, telecopy number: (512) 236-2002.

15.           Successors.  This Agreement shall inure to the benefit of, and shall be binding upon, the Purchasers, the Company, the Guarantor and their respective successors, legal representatives and assigns, and, except as provided in the last paragraph of Section 2 of this Agreement, in the last paragraph of Section 3 of this Agreement, and in Sections 7 and 8 of this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

16.           No Waiver; Modifications in Writing.  No failure or delay on the part of the Company, the Guarantor or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, the Guarantor or the Purchasers at law or in equity or otherwise.  No waiver of or consent to any departure by the Company, the Guarantor or the Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above.  Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company, the Guarantor and the Lead Purchasers, and any amendment, modification or termination of any provision of this Agreement signed in writing by or on behalf of the Company, the Guarantor and the Lead Purchasers shall be binding upon the Company, the Guarantor and all Purchasers.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, the Guarantor or the Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Guarantor in any case shall entitle the Company or the Guarantor to any other or further notice or demand in similar or other circumstances.

17.           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

18.           Applicable Law.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.  TIME IS OF THE ESSENCE IN THIS AGREEMENT.

19.           Partial Invalidity.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20.           Captions.  The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

21.           Counterparts.  This Agreement may be executed by any one or more of the parties hereto in various counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

22.           DTPA Waiver.  In consideration of the Purchasers’ agreement to perform the services described in this Agreement, each of the Company and the Guarantor hereby WAIVES AND RELEASES all of the Company’s rights and remedies under the Texas Deceptive Trade Practices—Consumer Protection Act (hereinafter referred to as the “DTPA”), Subchapter E of Chapter 17 of the Texas Business and Commerce Code, if any, including without limitation, all rights and remedies resulting from, arising out of or associated with any and all acts or practices of the Purchasers in connection with the Offering and the Use of Proceeds therefrom and/or the other transactions contemplated hereby (collectively, the “Transactions”), whether such acts or practices occur before or after the date hereof or consummation of any of the Transactions. Each of the Company and the Guarantor understands that its rights and remedies with respect to the Transactions and with respect to all acts or transactions shall be governed by legal principles other than the DTPA; provided, however, that neither the Company nor the Guarantor waives subchapter 17.555 of the DTPA. In connection with this waiver, each of the Company and the Guarantor acknowledges, represents and warrants that it has assets of $5.0 million or more (calculated in accordance with generally accepted accounting principles), that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of transactions such as the Transactions, and that it is not in a significantly disparate bargaining position with the Purchasers. Neither termination of this Agreement, nor consummation of the Offering or any of the transactions contemplated hereby shall affect the provisions of this Section 22, which shall remain operative and in full force and effect.

[Signature page to follow]

If the foregoing correctly sets forth the understanding among the Purchasers, the Company and the Guarantor please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

GRANDE COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Roy H. Chestnutt
Name: Roy H. Chestnutt
Title: Chief Executive Officer

GRANDE COMMUNICATIONS NETWORKS, INC.

By:	/s/ Roy H. Chestnutt
Name: Roy H. Chestnutt
Title: Chief Executive Officer

S-1

Accepted and agreed to as of
the date first above written:

PURCHASERS

GOLDMAN, SACHS & CO.			Principal amount of Notes: $14,975,000
Address for notices:
85 Broad Street
New York, New York 10004
By:		/s/ Vivian Lau	Attn:
Authorized Signatory

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.			Principal amount of Notes: $10,000,000
By: Highland Crusader Fund GP, L.P.,			Address for notices:
its General Partner			13455 Noel Road, Suite 800
By: Highland Crusader GP, LLC			Dallas, Texas 75240
its General Partner			Attn: General Counsel
By: Highland Capital Management, L.P.,
its sole member
By: Strand Advisors, Inc.
its General Partner

	By:	/s/ Mark Okada
Authorized Signatory

COMMUNICATIONS MEDIA ADVISORS, LLC			Principal amount of Notes: $25,000
Address for notices:
383 Beacon Street
Boston, Massachusetts 02116
By:		/s/ Nicholas Vantzelfde	Attn: Nicholas Vantzelfde
		Authorized Signatory	Telecopy:

HIGHLAND

HIGHLAND CAPITAL MANAGEMENT, L.P.			Principal amount of Notes: n/a
		By: Strand Advisors, Inc.	Address for notices:
		its General Partner	13455 Noel Road, Suite 800
Dallas, Texas 75240
Attn: General Counsel
By:		/s/ Mark Okada	Telecopy:
Authorized Signatory

S-2

SCHEDULE 1

PARTY	PRINCIPAL AMOUNT OF NOTES	MANNER HELD (AS HOLDER OR AS OR THROUGH PARTICIPANT OF DEPOSITARY)	PARTICIPANT OF DEPOSITARY, IF APPLICABLE	ENTITY HOLDING THROUGH PARTICIPANT
GOLDMAN SACHS	$72,513,000	Holder - $32,000,000 As Participant - $41,513,000	Goldman, Sachs & Co.	N/A
HIGHLAND	$20,500,000	Through Participants
		$8,250,000	Wells LLC	Highland Purchaser
		$3,000,000	________________	CALPERS[1]
		$1,250,000	PNC Bank, NA	Restoration Opportunities Fund
		$5,000,000	Goldman, Sachs & Co	Highland Credit Strategies Fund
		$2,000,000	PNC Bank, NA	Prospect Street High Income Fund
		$1,000,000	PNC Bank, NA	Prospect Street Income Shares
CMA	$0	N/A	N/A	N/A

1 California Public Employees Retirement System.